SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

SAVWATT USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52402	27-2478133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 Park Ave South, 30th Floor New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 545-6871

1100 Wicomico Street, Suite 700, Baltimore, MD 21224
(Former name or former address, if changed since last report.)

Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2012, SavWatt USA, Inc. (the “Company”) received an e-mail from Christakis Paphites (the “Resignation Notice”) pursuant to which Mr. Paphites resigned as a director of the Company.

Mr. Paphites’s Resignation Notice is being filed with this Current Report as Exhibit 99.1. The Company has provided Mr. Paphites a copy of this disclosure it is making in response to this Item 5.02 no later than the date of filing of this Current Report with the Securities and Exchange Commission (“SEC”). The Company will provide Mr. Paphites with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statement made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree. The Company will file any letter received from Mr. Paphites with the SEC as an exhibit by amendment to this Current Report within two business days after receipt by the Company.

Item 9.01 Financial Statements and Exhibits

 (d)  Exhibits.

Exhibit No.	Description

99.1	Notice of Resignation by Christakis Paphites

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVWATT USA, INC.

Date: July 24, 2012	By:	/s/ Isaac H Sutton
Isaac H. Sutton
Chief Executive Officer

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